7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Start of Exploration at the Guadalupe de los Reyes Gold-Silver Project, Sinaloa, Mexico

Denver, Colorado, April 27, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) is pleased to announce that it has completed a detailed review of the historic data from the Guadalupe de los Reyes gold-silver project located in Sinaloa, Mexico, and that the Company intends to commence field exploration work at Guadalupe de los Reyes this May.  Gold and silver were produced from the property from the mid-1700s to the mid-1900s.  Historic production, as reported in the National Registry records for the period 1872 to 1989, is 319,000 ounces of gold and 15 million ounces of silver. This estimate does not include undocumented production from 1772 to 1872.

During the 1990s, the property was explored by a succession of companies that included Northern Crown Mines Ltd., Minas de San Luis S.A. de C.V., Meridian Gold Company and Grandcru Resources Corp.  These companies generally focused on exploring for shallow mineralization that could be mined by open pit mining methods.  The drill results generated by these companies were used by Pincock, Allen & Holt (“PAH”) of Lakewood, Colorado, to complete a mineral resource estimation for the district that was reported in the 43-101 technical report entitled “Technical Report for the Guadalupe de Los Reyes Gold-Silver Project, Sinaloa, Mexico,” dated August 12, 2009 and amended and restated December 8, 2009 (the “Technical Report”).    The 2009 gold resource estimate was completed by or under the supervision of Mr. Leonel López, C.P.G., an independent Qualified Person as defined by Canadian National Instrument 43-101, utilizing standard industry software and resource estimation methodology.  Mr. López has reviewed and consented to the disclosure in this press release. Please refer to our press release dated September 3, 2009 for more details. The following table summarizes the estimate of remaining mineral resources and does not include material that was previously mined by underground mining activities.

Guadalupe de los Reyes Gold-Silver Project - Mineral Resource Estimates (0.50 g/t Cutoff)
	Metric Tonnes	Gold Grade (g/t)	Contained Gold Ounces	Silver Grade (g/t)	Contained Silver Ounces
Indicated1	10,048,000	1.50	484,000	25.74	8,313,900
Inferred2	4,888,000	2.02	316,800	59.98	9,425,500

1) Cautionary Note to U.S. Investors concerning estimates of Indicated Resources: This table uses the term “indicated resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission (“SEC”) does not recognize it. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures.  The terms “contained gold ounces” and “contained silver ounces” used in this table are not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This table uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures.  The terms “contained gold ounces” and “contained silver ounces” used in this press release are not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The Technical Report recommended that further exploration and metallurgical testing of the known deposits and additional exploration targets should be undertaken to fully evaluate the project's potential.

Based on the PAH report and our own review of historic mining records, and the surface maps and results of  previous surface sampling and shallow drilling conducted by other companies, Vista has identified 13 priority target areas on which we plan to begin exploration field work commencing in May.  The Company plans to complete field mapping and define drill targets in the 2nd quarter, and expects to commence a 4,500 meter drilling program in the 3rd quarter of 2011.

Exploration took place from 1988-2002, a period during which the silver price ranged from $4-6 per ounce and there was little incentive to evaluate the geologic potential for higher grade silver zones, similar to those which existed in the vein system mined by previous underground mining operations.  Equally important, no significant studies were completed to fully evaluate the production potential of silver with extensive metallurgical testing. Vista’s drill plan is focused on examining the potential for expansion of the bulk mineable resource estimates already identified and the high grade potential of the underground minable vein systems in the district and in the lower zones of the historic mine operations. Following the drilling program, Vista plans to commence a systematic metallurgical testing program so that the economic potential of the deposit can be evaluated. The style of mineralization is similar to that of Primero Mining's Tayoltita operation located 60 kilometers to the southeast with a historical production of greater than 9 million ounces of gold and 600 million ounces of silver.  Vista owns 28 contiguous claims in the Guadalupe district with a total area of 6,790 hectares (16,779 acres).

Commenting on the Company’s recent detailed reviews of the Guadalupe de los Reyes gold-silver project, Fred Earnest, Vista's President and COO stated, "Vista consolidated the Guadalupe district in 2008 and we have worked over the last two years to compile and study, in detail, the data generated by prior owners and other companies who have explored in the district.  Based on this review, we believe that there is potential to expand the existing lower grade resource estimates which are amenable to open pit mining and to expand the underground potential which has not been previously fully evaluated. We believe high silver and gold ratios found in historic production estimates and in the PAH resource estimates represent an exciting opportunity at today's higher gold and silver prices.  We are excited about the potential to grow the project’s previously estimated resources.  We have also been impressed with our early discussions with government officials from the State of Sinaloa who have indicated their willingness to assist us in our programs to develop the potential of the property."

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista's other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.
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This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Guadalupe de los Reyes gold-silver project, the anticipated timing, extent and focus of the drilling program at the Guadalupe de los Reyes  gold-silver project, the opportunities in the market for the high silver to gold ratios at the Guadalupe de los Reyes gold-silver project and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will,", "could", "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program at Guadalupe de los Reyes, risks related to the adequacy of the design of the drilling program, risks related to the adequacy of the metallurgical testing, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in Vista's latest Annual Report on Form 10-K as filed on March 14, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource estimates contained in this press release, including the terms “ “indicated mineral resources” and “inferred mineral resources” have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC.  The resource and reserve information contained in this press release is not comparable to similar information disclosed by U.S. companies.  See the Cautionary Notes to U.S. Investors above.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com